UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1403 N. Research Way, Orem, UT	84097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 299-4943

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 17, 2026, SunPower Inc. (the “Company”) entered into OTC Equity Prepaid Forward Transaction Settlement Agreements (the “FPA Settlement Agreements”) with funds and accounts managed by Polar Asset Management Partners Inc., Meteora Capital, LLC and Sandia Investment Management LP (the “FPA Sellers”). The FPA Settlement Agreements memorialize the agreements between the Company and each FPA Seller with respect to (i) the settlement amount adjustment payable by the Company under each of the confirmations regarding OTC Equity Prepaid Forward Transactions, each dated July 13, 2023 (the “Forward Purchase Agreements”), (ii) the Company’s election to pay the settlement amount adjustments by issuing an aggregate of 17,900,462 shares of common stock pursuant to the FPA Settlement Agreements (the “Initial FPA Shares”), (iii) certain mechanics for determining whether any further shares of common stock are issuable as a result of the trading price of the common stock during the valuation period under the FPA Settlement Agreements and the Forward Purchase Agreements (the “Additional FPA Shares”), and (iv) in the case of one FPA Seller, the obligation to make monthly cash amortization payments of $50,000 beginning on October 31, 2026 if such FPA Seller has not realized its full settlement amount adjustment through the sale of shares of common stock on or before such date. The FPA Settlement Agreements also include registration rights with respect to the shares of common stock issued or issuable pursuant to the FPA Settlement Agreements and related Forward Purchase Agreements.

The foregoing summary of the FPA Settlement Agreements is qualified in its entirety by reference to the FPA Settlement Agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, and such Exhibits are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Initial FPA Shares and will issue, if applicable, any Additional FPA Shares (collectively, the “FPA Shares”) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The FPA Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	OTC Equity Prepaid Forward Transaction Settlement Agreement dated July 17, 2026 between SunPower Inc. and Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP
10.2	OTC Equity Prepaid Forward Transaction Settlement Agreement dated July 17, 2026 between SunPower Inc. and Polar Multi-Strategy Master Fund
10.3	OTC Equity Prepaid Forward Transaction Settlement Agreement dated July 17, 2026 between SunPower Inc. and Diametric True Alpha Market Neutral Master Fund, LP, Diametric True Alpha Enhanced Market Neutral Master Fund, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.
Dated: July 22, 2026
	By:	/s/ Thurman J. Rodgers
Thurman J. Rodgers
Chief Executive Officer

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